Exhibit 99.1

PLX Technology, Inc. Reports First Quarter 2013 Financial Results

•	12 Percent Growth over Q4 2012
•	Return to Profitability
•	Record PCI Express Revenues

SUNNYVALE, Calif., April 22, 2013 -- PLX Technology, Inc. (PLX®) (NASDAQ: PLXT), the global leader in PCI Express® (PCIe®) silicon and software connectivity solutions enabling emerging data center architectures, today announced first quarter revenues of $26.2 million and net income of $2.6 million, or $0.06 per share (diluted).

“Our successful return to profitability is centered on a company-wide commitment to controlling costs and focusing entirely on our leadership in innovative PCI Express products,” said David Raun, PLX president and CEO.  “Our record PCI Express sales, lower expenses and higher margins produced one of the most profitable quarters in years.”

Non-GAAP Financial Comparison
(in millions, except per share amount)

	Quarterly Results
	Q1 2013	Q4 2012	Q1 2012
Net revenues	$26.2	$23.4	$24.5
Operating expense	$11.6	$11.5	$14.7
Operating income (loss) from continuing operations	$3.9	$2.2	$(0.7)
Net income (loss) from continuing operations	$3.8	$2.4	$(0.7)
Income (loss) per share (diluted) from continuing operations	$0.09	$0.06	$(0.02)

The above non-GAAP financial information (other than net revenues, which are presented on a GAAP basis) excludes share-based compensation, acquisition, restructuring and impairment charges, amortization of acquired intangibles and discontinued operations.  See “Use of Non-GAAP Financial Information” below.

GAAP Financial Comparison
(in millions, except per share amount)

	Quarterly Results
	Q1 2013	Q4 2012	Q1 2012
Net revenues	$26.2	$23.4	$24.5
Operating expense	$12.7	$14.1	$15.1
Operating income (loss) from continuing operations	$2.9	$(0.4)	$(1.2)
Net income (loss) from continuing operations	$2.7	$(0.2)	$(1.2)
Income (loss) per share (diluted) from continuing operations	$0.06	$-	$(0.03)

“As we look ahead, demand for our flagship PCI Express products remains strong and is projected to grow in Q2, driven mostly by enterprise data center equipment.  Our much smaller legacy connectivity product line will continue to decrease over time,” said Raun.  “Overall, our business model continues to strengthen.  We paid down $6 million in liabilities in Q1 and expect continued tight cost controls combined with revenue increases in PCI Express products to allow solid results throughout 2013.”

Business Outlook
The following statements are based on current expectations.  The company does not intend to update, confirm or change this guidance until its second quarter 2013 earnings release, although it may provide additional details regarding its guidance during today’s scheduled conference call.
•	Net revenues for the second quarter ending June 30, 2013, are expected to be between $25.5 million and $27.5 million
•	Gross margins are expected to be approximately 58 percent
•	Operating expenses are expected to be approximately $13.4 million. Included in operating expenses are share-based compensation related charges of approximately $0.6 million.

Conference Call
PLX management plans to conduct a conference call and webcast today at 2:00 p.m. (PT) to discuss its first quarter results, as well as its second quarter 2013 outlook.  A live webcast of the conference call will be available through the Investor Relations section of the PLX Website at www.plxtech.com/investors, which also can be heard live via telephone at (866) 318-8612, using access code 29370619.  International callers may dial +1 (617) 399-5131.  A recorded replay of this webcast will be available on the PLX Website beginning 4:00 p.m. (PT) on April 22, 2013, through 11:59 p.m. (PT) on April 29, 2013.  To listen to the replay via telephone, call (888) 286-8010 and use access code 89523400.  International callers may dial +1 (617) 801-6888.

Use of Non-GAAP Financial Information
To supplement PLX’s financial statements presented on a GAAP basis, PLX has provided non-GAAP financial information, including non-GAAP income (loss), non-GAAP earnings (loss) per share (diluted), non-GAAP operating income (loss) and non-GAAP operating expenses.  These non-GAAP results exclude share-based compensation, including ESOP expenses, acquisition, restructuring and impairment related charges, amortization of acquired intangibles and discontinued operations. A reconciliation of the adjustments to GAAP results is included in the tables below.  Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to PLX investors for informational and comparative purposes.  In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company.  The non-GAAP financial information used by PLX may differ from that used by other companies.  These non-GAAP measures should be considered in addition to, and not a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement
This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These include statements about the company’s estimated net revenues, estimated operating expenses and estimated gross margins, which are set forth under the caption “Business Outlook,” and statements regarding PLX’s future growth potential, demand for PCI Express, declines in Connectivity products,  the strengthening of our business model, continued cost controls and expected solid results for 2013.  Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements.  Factors that could cause actual results to differ materially include risks and uncertainties, such as reduced demand for products of electronic equipment manufacturers that use the company’s products, adverse economic conditions in general or those specifically affecting the company’s markets, technical difficulties and delays in the development process, errors in the products, reduced backlog for the company’s customers and unexpected expenses.  Please refer to the documents filed by the company with the SEC from time to time, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2012 which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  All forward-looking statements are made as of today, and the company assumes no obligation to update such statements.

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About PLX
PLX Technology, Inc. (NASDAQ: PLXT), based in Sunnyvale, Calif., USA, is the industry-leading global provider of semiconductor-based PCI Express connectivity solutions primarily targeting enterprise data center markets.  The company develops innovative software-enriched silicon that enables product differentiation, reliable interoperability and superior performance.  Visit PLX on plxtech.com, LinkedIn, Facebook, Twitter and YouTube.

PLX, and the PLX logo, are trademarks of PLX Technology, Inc., which may be registered in some jurisdictions.  All other product names that appear in this material are for identification purposes only and are acknowledged to be trademarks or registered trademarks of their respective companies.

Investor Relations contact:
Leslie Green
Green Communications Consulting, LLC (for PLX)
Tel: (650) 312-9060
leslie@greencommunicationsllc.com

Editorial contact:
David Hurd
Sr. Director, Corporate Communication
Tel: (408) 328-3594
dhurd@plxtech.com

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	March 31	December 31	March 31
	2013	2012	2012

Net revenues	$26,218	$23,413	$24,532
Cost of revenues	10,693	9,729	10,555
Gross margin	15,525	13,684	13,977
Operating expenses:
Research and development	5,961	6,170	6,545
Selling, general and administrative	6,419	6,163	8,522
Acquisition and restructuring related costs	291	1,719	-
Amortization of purchased intangible assets	-	22	81
Total operating expenses	12,671	14,074	15,148
Income (loss) from operations	2,854	(390)	(1,171)
Interest income (expense) and other, net	(71)	(30)	(5)
Income (loss) from continuing operations before provision for income taxes	2,783	(420)	(1,176)
Provision (benefit) for income taxes	84	(230)	48
Income (loss) from continuing operations, net of tax	2,699	(190)	(1,224)
Loss from discontinued operations, net of tax (1)	(57)	(423)	(6,216)
Net income (loss)	$2,642	$(613)	$(7,440)

Basic net income (loss) per share:
Income (loss) from continuing operations	$0.06	$-	$(0.03)
Loss from discontinued operations	$-	$(0.01)	$(0.14)
Net income (loss)	$0.06	$(0.01)	$(0.17)

Diluted net loss per share:
Income (loss) from continuing operations	$0.06	$-	$(0.03)
Loss from discontinued operations	$-	$(0.01)	$(0.14)
Net income (loss)	$0.06	$(0.01)	$(0.17)

Shares used to compute per share amounts:
Basic	45,366	45,053	44,729
Diluted	46,096	45,053	44,729

(1)	Loss on discontinued operations includes gain on disposal of $1,353 for the three months ended December 31, 2012

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	March 31	December 31
	2013	2012
ASSETS

Cash and investments	$13,588	$16,711
Accounts receivable, net	13,003	10,635
Inventories	9,630	10,560
Property and equipment, net	10,878	11,267
Goodwill	20,461	20,461
Other assets	3,420	3,345
Total assets	$70,980	$72,979

LIABILITIES

Accounts payable	$7,305	$10,738
Accrued compensation and benefits	2,407	4,493
Accrued commissions	502	817
Other accrued expenses	2,074	2,259
Short term borrowings against line of credit	8,000	8,000
Total liabilities	20,288	26,307

STOCKHOLDERS' EQUITY

Common stock, par value	46	45
Additional paid-in capital	190,824	189,444
Accumulated other comprehensive loss	(229)	(226)
Accumulated deficit	(139,949)	(142,591)
Total stockholders' equity	50,692	46,672
Total liabilities and stockholders' equity	$70,980	$72,979

PLX TECHNOLOGY, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION (1)
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

	Three Months Ended
	March 31	December 31	March 31
	2013	2012	2012
Income (Loss) From Continuing Operations Reconciliation
GAAP Income (Loss)	$2,699	$(190)	$(1,224)
Acquisition and restructuring related costs	291	1,719	-
Share-based compensation	765	887	398
Amortization of purchased intangible assets	-	22	81
Non-GAAP Income (Loss)	$3,755	$2,438	$(745)

Income (Loss) Per Share From Continuing Operations Reconciliation
GAAP Diluted Income (Loss) Per Share	$0.06	$-	$(0.03)
Effect of acquisition and restructuring related costs	0.01	0.04	-
Effect of share-based compensation	0.02	0.02	0.01
Effect of amortization of purchased intangible assets	-	-	-
Non-GAAP Diluted Income (Loss) Per Share	$0.09	$0.06	$(0.02)

Operating Income (Loss) From Continuing Operations Reconciliation
GAAP Operating Income (Loss)	$2,854	$(390)	$(1,171)
Share-based compensation - COGS	(23)	49	13
Share-based compensation - R&D	225	288	141
Share-based compensation - SG&A	563	550	244
Acquisition and restructuring related costs	291	1,719	-
Amortization of purchased intangible assets	-	22	81
Non-GAAP Operating Income (Loss)	$3,910	$2,238	$(692)

Operating Expense From Continuing Operations Reconciliation
GAAP Operating Expenses	$12,671	$14,074	$15,148
Share-based compensation - R&D	(225)	(288)	(141)
Share-based compensation - SG&A	(563)	(550)	(244)
Acquisition and restructuring related costs	(291)	(1,719)	-
Amortization of purchased intangible assets	-	(22)	(81)
Non-GAAP Operating Expenses	$11,592	$11,495	$14,682

1	Refer to " Use of Non-GAAP Financial Information" in the press release for a discussion of management's use of non-GAAP financial measures.

PLX TECHNOLOGY, INC.
SUPPLEMENTAL DATA
(Unaudited)

	Three Months Ended
	March 31	December 31	March 31
	2013	2012	2012
Net Revenues by Geography
Americas	23%	15%	15%
Asia Pacific	66%	70%	68%
Europe	11%	15%	17%

	Three Months Ended
	March 31	December 31	March 31
	2013	2012	2012
Net Revenues by Type
PCI Express Revenue	71%	69%	65%
Connectivity Revenue	29%	31%	35%